Kramer, Levin, Naftalis & Frankel
                 9 1 9  T H I R D  A V E N U E
                  NEW YORK, N.Y. 10022   3852
                        (212) 715   9100
                                                          FAX
                                                          (212) 715-8000
                                                          ______

                                                          WRITER'S DIRECT
                                                          NUMBER

                                                          (212) 715-9100

                               April 29, 1997


Lexington Corporate Leaders Trust Fund
Park 80 West Plaza Two
Saddle Brook, New Jersey  07663

          Re:  Lexington Corporate Leaders Trust Fund
               Park 80 West Plaza Two
               Saddle Brook, New Jersey  07663

               Gentlemen:

          We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 36 to the Registration Statement of the Lexington Corporate Leaders Trust Fund on Form S-6.

                              Very truly yours,


                              /s/Kramer, Levin, Naftalis & Frankel